SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 __________

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

           July 17, 2001
(Date of earliest event reported)

     Capital One Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-13300 (Commission File Number)	541719854 (IRS Employer Identification No.)

2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 205-1000

Item 5. Other Events.

(a) See press release and schedules at Exhibit 99.

(b) Cautionary Factors

The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial and other products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services or expansion internationally; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general (including the flexibility of financial services companies to obtain, use and share consumer data); the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2000 (Part I, Item 1, Risk Factors).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

Exhibit 99: Additional Exhibits
     1.  Press Release of the Company dated July 17, 2001
     2.  Financial and Statistical Summary
     3.  Consolidated Balance Sheets
     4.  Consolidated Statements of Income
     5.  Statements of Average Balances, Income and Expense, Yields and Rates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: July 17, 2001	By: /s/ John G. Finneran, Jr.
John G. Finneran, Jr.
Executive Vice President, General Counsel
and Corporate Secretary

Exhibit 99:1

FOR IMMEDIATE RELEASE:	Contact:	Paul Paquin	Tatiana Stead
July 17, 2001		V.P., Investor Relations	Corporate Media
		(703) 205-1039	(703) 205-1070

Capital One Reports Record Second Quarter Earnings
Earnings Per Share Rise 30% Over Year Ago Period

Falls Church, Va. (July 17, 2001) - Capital One Financial Corporation (NYSE: COF) today announced its 16th consecutive quarter of record earnings, driven by a 39 percent year-over-year increase in total revenues, and another quarter of the best credit performance of any of the major credit card institutions in the country.
        Earnings for the second quarter of 2001 were $155.3 million, or $0.70 per share, versus earnings of $112.5 million, or $0.54 per share, for the comparable period in the prior year. Earnings in the first quarter of 2001 were $143.6 million, or $0.66 per share.
        "Capital One achieved its 16th consecutive quarter of record-breaking earnings driven by a 39 percent increase in total revenues," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "Our focus on the superprime sector resulted in robust loan growth - a 47 percent annualized increase in managed loans. We remain firmly on track to deliver this year's target of 30 percent earnings per share growth."
        Second quarter 2001 revenue, defined as managed net interest income and non-interest income, rose to $1.6 billion versus $1.5 billion in the first quarter of 2001 and $1.2 billion for the comparable period in the prior year. For the quarter, Capital One added 1.7 million net new accounts, bringing total accounts to 38.1 million. The company's managed consumer loan balances increased by $3.7 billion in the second quarter to $35.3 billion.
        "This quarter's outstanding performance once again proves the strength of our unique information-based strategy and our ability to consistently deliver value to our more than 38 million customers," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "Our stringent risk management practices again resulted in the best credit performance of any of the major credit card institutions - 3.98 percent."
        The managed net charge-off rate increased to 3.98 percent for the second quarter of 2001 compared with 3.75 percent for the first quarter of 2001. The managed delinquency rate (30+ days) increased slightly to 4.92 percent as of June 30, 2001, compared with 4.72 percent as of March 31, 2001.
        The company's managed net interest margin was 9.11 percent in the second quarter of 2001 versus 9.21 percent in the first quarter of 2001 and 10.88 percent in the comparable period of 2000, reflecting strong growth in the superprime portfolio and the success of the company's 0% purchase teaser offer.
        Marketing expense for the second quarter of 2001 increased $37.5 million to $268.7 million from $231.2 million in the first quarter of 2001, and increased $57.1 million over the $211.6 million spent in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the second quarter of 2001 were $721.6 million versus $687 million for the first quarter of 2001 and $530.7 million in the comparable period of the prior year. Annualized operating expenses per account decreased to $77.38 for the second quarter of 2001 from $78.26 for the first quarter of 2001 and $80.97 from the comparable period in the prior year.
        The company cautioned that its current expectations for 2001 earnings and future growth are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: competition in the credit card industry; the actual account and balance growth achieved by the company; the company's ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs. A discussion of these and other factors can be found in Capital One's annual and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One's report on Form 10-K for the year ended December 31, 2000.
        Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.CapitalOne.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 38.1 million customers and $35.3 billion in managed loans outstanding as of June 30, 2001. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 index.

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Note: This release, financial information and a live webcast of today's 5:00pm (EDT) analyst conference call is accessible on the Internet on Capital One's home page (http://www.CapitalOne.com). Click on "Investor Center" to view/download the earnings press release and other financial information.